Exhibit 99.1

AMERICAN REPROGRAPHICS COMPANY REPORTS RESULTS FOR
FOURTH QUARTER AND FULL YEAR 2004

Company Posts Annual Sales of $443.9 Million; Net Income is $29.6 Million

GLENDALE, California (March 3, 2005) – American Reprographics Company (NYSE: ARP), the nation’s leading provider of reprographic services and technology in more than 170 locations across the U.S., today reported that sales for the fourth quarter of 2004 increased to $107.6 million, compared to $99.6 million in the fourth quarter of 2003. For the year, sales increased to $443.9 million compared to $416.0 million in 2003.

Net income for the fourth quarter of 2004 was $4.1 million, or $0.11 per diluted share, compared to a loss of $13.0 million, or $(0.35) per diluted share, for the fourth quarter of 2003. For the year, net income increased to $29.6 million, or $0.79 per diluted share, compared to $3.6 million, or $0.05 per diluted share, in 2003. Net income for 2004 after adjusting for an incremental tax provision as if the Company had converted to a Delaware corporation prior to 2004 would have been $20.3 million, or $0.54 per diluted share. During the fourth quarter of 2003, the company reported a loss on early extinguishment of debt of $14.9 million, which impacted results for that period and the year.

“We are delighted to announce solid financial results during this first earnings event as a public company,” said S. “Mohan” Chandramohan, Chairman and CEO of American Reprographics Company. “On February 3, 2005, we priced our initial public offering of 13,350,000 shares of common stock at $13.00 per share for gross proceeds of $173,550,000. Much of the proceeds were dedicated to reduction of debt, which we believe will improve ARC’s competitive position going forward.

“We continue to achieve positive financial and operating metrics. This was highlighted by our 16.0% operating margin for 2004. We attribute this improvement to careful management of expenditures and leveraging our fixed cost basis through organic growth, limiting the need to invest in infrastructure to grow revenue,” concluded Mohan.

Approximately 80% of ARC’s revenues in 2004 came from customers in the architectural, engineering and construction (AEC) industries. The remaining 20% of revenues reflect services to customers outside of the AEC industry, who engage ARC to provide similar but non-construction oriented document management, production and logistics services.

“We believe that a rebound in commercial construction spending is in place,” said K. “Suri” Suriyakumar, President and COO of ARC. “This is likely the result of declining commercial vacancy rates and improving unemployment rates. In California, where we have a strong presence, construction in key metropolitan markets is expected to grow faster than the nation as a whole. Since most of our revenue relates directly to construction projects, we are encouraged as we look forward to growing demand for our services.”

In 2004, ARC acquired six reprographics operations, which allowed the company to enter four new markets. In addition, a total of 18 branch locations were opened during the year. At the end of 2004, a total of 177 facilities were in operation, with more than 1,700 facilities for document services housed on customer sites (often referred to as “FM’s” or facilities management programs).

“Our unique scaleable business model allows us to open facilities and operate very economically. In fact, most of our new facilities show positive operating profit in their first year of operation. While our facilities are currently concentrated is in the West, Southeast and Northeast, our 100% digital infrastructure allows us to serve customers anywhere in the United States,” concluded Suri.

Outlook

“For 2005, we believe that ARC will generate revenue of approximately $470 million — $480 million,” said Mark Legg, CFO of American Reprographics Company. “This outlook excludes any material acquisitions that may take place during the year. Based on this revenue level we expect our fully diluted earnings per share to be in the range of $0.79 to $0.81.”

Teleconference and Webcast

American Reprographics Company will host a conference call and audio webcast today at 2 p.m. Pacific Standard Time to discuss financial results for the fourth quarter and year ended December 31, 2004. The conference call can be accessed by dialing 800-901-5248 (Domestic) or 617-786-4512 (International). The passcode is 52818160.

A replay of this call will be available for seven days. This replay can be accessed by dialing 617-801-6888. The required passcode for the replay is the same as above.

A live webcast of this conference call can be accessed at ARC’s website at www.e-arc.com. An archive of the webcast will be available for 90 days following the conclusion of the teleconference.

About American Reprographics Company

American Reprographics Company is the leading reprographics company in the United States providing business-to-business document management services to the architectural, engineering and construction industry, or AEC industry. We also provide these services to companies in non-AEC industries, such as technology, financial services, retail, entertainment, and food and hospitality that also require sophisticated document management services. We provide our core services through our suite of reprographics technology products, a network of locally branded reprographics service centers across the U.S., and on-site at our customers’ locations. Our service centers are arranged in a hub and satellite structure and are digitally connected as a cohesive network, allowing us to provide our services both locally and nationally. We service more than 65,000 active customers.

Forward-Looking Statements Disclaimer

This press release contains forward-looking statements that fall within the “safe harbor” provisions of the Private Litigation Reform Act of 1995 regarding future events and the future financial performance of the Company. Words such as “expect,” “may,” “believe,” and similar expressions also identify forward-looking statements. Forward-looking statements include statements regarding a rebound in commercial construction spending, declining commercial vacancy rates, improving unemployment rates, and 2005 revenue and earnings per share estimates. We wish to caution you that such statements are only predictions and actual results may differ materially as a result of risks and uncertainties that pertain to our business. These risks and uncertainties include, among others:

•	Future downturns in the architectural, engineering and construction industries could diminish demand for our products and services

•	Competition in our industry and innovation by our competitors may hinder our ability to execute our business strategy and maintain our profitability

•	Failure to anticipate and adapt to future changes in our industry could harm our competitive position

•	Dependence on certain key vendors for equipment, maintenance services and supplies, making us vulnerable to supply shortages and price fluctuations

•	Damage or disruption to our facilities, our technology centers, our vendors or a majority of our customers could impair our ability to effectively provide our services and may have a significant impact on our revenues, expenses and financial condition.

The foregoing list of risks and uncertainties is illustrative but is by no means exhaustive. For more information on factors that may affect future performance, please review our SEC filings, specifically our final prospectus dated February 3, 2005. These documents contain important risk factors that could cause actual results to differ materially from those contained in our projections or forward-looking statements. These forward-looking statements are based on information as of March 3, 2005, and except as required by law, ARC undertakes no obligation to update or revise any forward-looking statements.

American Reprographics Company Operating Results (dollars in thousands)

	12 months ended December 31,		3 months ended December 31,
	2004	2003	2004	2003
Net sales	443,864	415,960	107,566	99,622
Cost of sales	263,787	252,028	67,119	61,762

Gross profit	180,077	163,932	40,447	37,860

SG&A	105,780	101,252	24,346	25,125
Sales tax reserve	1,389	—	1,389	—
Amortization	1,695	1,709	428	440

Income from operations	71,213	60,971	14,284	12,295

Other income (expense), net	420	1,024	(154)	(56)
Interest expense, net	(33,565)	(39,390)	(8,476)	(10,432)
Loss on debt extinguishment	—	(14,921)	—	(14,921)

Income before tax provison	38,068	7,684	5,654	(13,114)

Income tax provision	8,520	4,131	1,580	(89)

Net income (loss)	29,548	3,553	4,074	(13,025)

Accretion of dividends and amortization of discount on member’s equity	—	(1,730)	—	—

Net income (loss) attributable to common members	29,548	1,823	4,074	(13,025)

Unaudited proforma incremental tax provision	9,196	673	1,482	(4,507)

Unaudited proforma net income (loss) attributable to common members	20,352	1,150	2,592	(8,518)

Weighted Average units outstanding:
Basic	35,493,136	35,480,289	35,510,011	35,487,511
Diluted	37,464,123	37,298,349	37,480,998	37,305,572

Net income/(loss) per unit:
Basic	0.83	0.05	0.11	(0.37)
Diluted	0.79	0.05	0.11	(0.35)

American Reprographics Company
Consolidated Balance Sheet
(dollars in thousands)

	December 31,
	2004	2003
Assets
Current assets:
Cash and cash equivalents	13,826	17,315
Accounts receivable, net	61,614	56,663
Inventories, net	6,012	5,937
Prepaid expenses and other current assets	8,719	5,661

Total current assets	90,171	85,576

Property and equipment, net	35,023	37,268
Goodwill and other intangible assets, net	242,770	241,706
Deferred financing costs, net	6,619	8,288
Other non current assets	1,504	1,878

Total assets	376,087	374,716

Liabilities and members’ deficit
Current liabilities:
Accounts payable	20,670	18,742
Accrued expenses	36,219	24,902
Current portion of long-term debt and capital leases	9,936	25,123

Total current liabilities	66,825	68,767

Long-term debt and capital leases	310,897	334,217
Mandatory redeemable preferred membership units	27,814	25,791
Other long-term liabilities	5,623	5,956

Total liabilities	411,159	434,731

Members’ deficit	(35,072)	(60,015)

Total liabilities and members’ deficit	376,087	374,716

American Reprographics Company
Consolidated Statement of Cash Flows
(dollars in thousands)

12 months ended
December 31,
2004

Operating activities
Net income	29,548
Adjustments to reconcile net income to net cash provided by operating activities:	23,854

Changes in operating assets and liabilities, net of effect of business acquisitions:	7,464

Net cash provided by operating activities	60,866

Investing activities
Capital expenditures, net	(5,898)
Payments for businesses acquired, net of cash acquired and including other cash payments associated with the acquisitions	(4,621)
Other	(75)

Net cash used in investing activities	(10,594)

Financing activities
Proceeds from common unit options exercised	118
Net payments under debt agreements	(47,400)
Payment of loan fees	(355)
Member distributions	(6,124)

Net cash used in financing activities	(53,761)

Net decrease in cash and cash equivalents	(3,489)
Cash and cash equivalents at beginning of period	17,315

Cash and cash equivalents at end of period	13,826

American Reprographics Company
Actual Operating Results — Non GAAP Measures (see note 1)
FYE 2004 and 2003
 (dollars in thousands)

	12 months ended December 31,		3 months ended December 31,
	2004	2003	Q4 04	Q4 03
Net sales	443,864	415,960	107,566	99,622
Cost of sales	263,787	252,028	67,119	61,762

Gross profit	180,077	163,932	40,447	37,860
SG&A costs	105,233	101,252	24,144	25,125
Amortization	2,242	1,709	630	440
Other (Income)/Expense	969	(1,024)	1,543	56

Adjusted EBIT	71,633	61,995	14,130	12,239
Interest expense	33,565	39,390	8,476	10,432
Loss on debt extinguishment	—	14,921	—	14,921
Income tax provision	8,520	4,131	1,580	(89)

Net income (loss)	29,548	3,553	4,074	(13,025)
Accretion of dividends and amortization of discount on preferred units	-	(1,730)	—	—

Net income (loss) attributable to common members	29,548	1,823	4,074	(13,025)
Unaudited proforma incremental tax provision	9,196	673	1,482	(4,507)

Unaudited proforma net income (loss) attributable to common members	20,352	1,150	2,592	(8,518)

Weighted Avg Units:
Basic	35,493,136	35,480,289	35,510,011	35,487,511
Diluted	37,464,123	37,298,349	37,480,998	37,305,572
EPS (Actual):
Basic	0.83	0.05	0.11	(0.37)
Diluted	0.79	0.05	0.11	(0.35)
EPS (Proforma):
Basic	0.57	0.03	0.07	(0.24)
Diluted	0.54	0.03	0.07	(0.23)

NOTE 1 Non-GAAP Measures EBIT, EBITDA and Adjusted EBITDA (and related ratios presented in this press release) are supplemental measures of our performance that are not required by, or presented in accordance with GAAP. These measures are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income, income from operations, or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating, investing or financing activities as a measure of our liquidity.

We use EBIT as a metric to measure and compare the performance of our divisions. We operate our 42 divisions as separate business units, but manage debt and taxation at the corporate level. As a result, EBIT is the best measure of divisional profitability and the most useful metric by which to measure and compare the performance of our divisions. We also use EBIT as a metric to measure performance for the purpose of determining compensation at the division level and use EBITDA and Adjusted EBITDA to measure performance and determine compensation at the consolidated level. We also use EBITDA as a metric to manage cash flow from our divisions to the corporate level and to determine the financial health of each division. As noted above, because our divisions do not incur interest or income tax expense, the cash flow from each division should be equal to the corresponding EBITDA of each division, assuming no other changes to a division’s balance sheet. As a result, we reconcile EBITDA to cash flow on a monthly basis as one of our key internal controls. We also use EBIT, EBITDA and Adjusted EBITDA to evaluate potential acquisitions and to evaluate whether to incur capital expenditures. In addition, certain covenants in our credit agreements require compliance with financial ratios based on Adjusted EBITDA (as defined in our credit agreements).

EBIT, EBITDA , and Adjusted EBITDA (and related ratios presented in this press release) have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our results as reported under GAAP.

Immediately prior to the initial public offering, the company converted from a California limited liability company to a Delaware corporation. The Non-GAAP measures Unaudited Pro Forma Incremental Income Tax Provision and the related Unaudited Pro Forma Net Income to Common Members are used to reflect the additional income tax expense that would have been reported if the Company had been a corporation effective January 1, 2003.

American Reprographics Company
Non-GAAP Measures (see note 1)
Reconciliation to EBITDA, Adjusted EBITDA,
EBIT and Adjusted EBIT
 (dollars in thousands)

	12 months ended		3 months ended
	December 31,		December 31,
	2004	2003	2004	2003
Net Income/(Loss)	$29,548	$3,553	$4,074	$(13,025)

Income Taxes	8,520	4,131	1,580	(89)
Interest	33,565	39,390	8,476	10,432
Depreciation	17,035	18,228	4,295	4,278
Amortization	2,242	1,709	630	440
EBITDA	$90,910	$67,011	$19,055	$2,036

Loss on debt extinguishment		14,921		14,921
Adjusted EBITDA	$90,910	$81,932	$19,055	$16,957

Net Income	$29,548	$3,553	$4,074	$(13,025)

Income Taxes	8,520	4,131	1,580	(89)
Interest	33,565	39,390	8,476	10,432
EBIT	$71,633	$47,074	$14,130	$(2,682)

Loss on debt extinguishment		14,921		14,921
Adjusted EBIT	$71,633	$61,995	$14,130	$12,239

Net Income	$29,548	$3,553	$4,074	$(13,025)

Accretion of dividends and amortization of discount on preferred units		1730

Unaudited proforma incremental tax provision	9,196	673	1,482	(4,507)

Unaudited proforma net income (loss) attributable to common members	$20,352	$1,150	$2,592	$(8,518)

Weighted Avg Units:
Basic	35,493,136	35,480,289	35,510,011	35,487,511
Diluted	37,464,123	37,298,349	37,480,998	37,305,572
EPS (Actual):
Basic	0.83	0.10	0.11	(0.37)
Diluted	0.79	0.10	0.11	(0.35)
EPS (Proforma):
Basic	0.57	0.03	0.07	(0.24)
Diluted	0.54	0.03	0.07	(0.23)

Contacts: David Stickney Director of Corporate Communications Phone: 925-949-5100 Email: dstickney@e-arc.com	Jason Golz Financial Dynamics Phone: 415-439-4532 Email: jgolz@fd-us.com